Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock
of
BIRNER DENTAL MANAGEMENT SERVICES, INC.

Pursuant to its Offer to Purchase
Dated August 31, 2006

THE TENDER OFFER (THE “OFFER”), THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON  SEPTEMBER 29, 2006, UNLESS THE OFFER IS EXTENDED.

          As set forth in Section 3 of the Offer to Purchase (defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (defined below) if (1) certificates for Shares of Common Stock, without par value, of Birner Dental Management Services, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (defined in the Offer to Purchase). This form may be delivered by hand, courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

Computershare Trust Company, Inc.

By Registered, Certified Mail or First Class Mail:	By Hand or Courier Delivery:
Computershare Trust Company, Inc.	Computershare Trust Company, Inc.
P.O. Box 1596	350 Indiana Street, Suite 800
Denver, CO 80201-1596	Golden, CO 80401

          Delivery of this Notice of Guaranteed Delivery to an address other than those shown above does NOT constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders to Birner Dental Management Services, Inc. (“Birner Dental”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 31, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated below) of shares of Birner Dental Common Stock, without par value (the “Shares”), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
(See Instruction 5 of the Letter of Transmittal)

          By checking ONE of the boxes below, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price (as defined in the Offer to Purchase) for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Birner Dental will be purchased at the Purchase Price upon the terms and subject to the conditions set forth in the Offer to Purchase. A shareholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK ONE)

☐	$17.50	☐	$20.50	☐	$23.50	☐	$26.50
☐	$17.75	☐	$20.75	☐	$23.75	☐	$26.75
☐	$18.00	☐	$21.00	☐	$24.00	☐	$27.00
☐	$18.25	☐	$21.25	☐	$24.25	☐	$27.25
☐	$18.50	☐	$21.50	☐	$24.50	☐	$27.50
☐	$18.75	☐	$21.75	☐	$24.75	☐	$27.75
☐	$19.00	☐	$22.00	☐	$25.00	☐	$28.00
☐	$19.25	☐	$22.25	☐	$25.25
☐	$19.50	☐	$22.50	☐	$25.50
☐	$19.75	☐	$22.75	☐	$25.75
☐	$20.00	☐	$23.00	☐	$26.00
☐	$20.25	☐	$23.25	☐	$26.25

ODD LOTS
(See Instruction 6)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned:

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

SIGN HERE

Signature(s)

Dated: , 2006

Name(s) of Shareholders:

(Please Type or Print)

(Address)

(Zip Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE
(Not to be used for signature guarantee)

          The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) Nasdaq trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated: , 2006

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.
YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.